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                                                                   EXHIBIT 10.AA

                                                                [EXECUTION COPY]




                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 3, 1995, between Transamerica Business Credit Corporation, a Delaware corporation, having its principal place of business at 225 North Michigan Avenue, Suite 2100, Chicago, Illinois 60601 (the "SELLER"), and FINOVA Capital Corporation, a Delaware corporation having its principal place of business at 1850 N. Central Avenue, Suite 1159, P.O. Box 2209, Phoenix, Arizona 85002-2209 (the "BUYER").

                             W I T N E S S E T H :

         WHEREAS, the Seller has previously provided financing to the Borrowers (as hereinafter defined) in the form of loans secured by, among other things, chattel paper or security interests therein, equipment and accounts receivable, and is a party to, or otherwise possesses an interest in certain loan and line of credit agreements, and any and all other security agreements, guarantees, letters of credit, documents, instruments, and other agreements executed or furnished in connection with such loan agreements, all of which are identified in SCHEDULE 1 hereto (all such loans being collectively referred to herein as "LOANS," and all such agreements, guarantees, letters of credit, documents and instruments, including such loan and line of credit agreements, as amended, supplemented or otherwise modified through the date hereof, being collectively referred to herein as the "LOAN DOCUMENTS"); and

         WHEREAS, the Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller all of the Seller's right, title and interest in and to the Loans, and under the Loan Documents, but excluding the Excluded Liabilities (as hereafter defined) and, with respect to the Seller's Consumer Rediscount Group (the "CRG"), certain business records concerning the Borrowers and certain business information and records including, without limitation, the customer lists and prospect lists of the CRG concerning loans of a type similar to the Loans with respect to which the CRG has issued a written proposal or commitment (the "PURCHASED RIGHTS"), upon the terms and conditions set forth herein.
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         NOW, THEREFORE in consideration of the promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1.      Sale, Assignment and Assumption.

                 (a) Subject to the satisfaction of the conditions in paragraphs 5 and 6 hereof, on the Closing Date (as hereafter defined), the Seller will irrevocably sell, transfer, assign and convey to the Buyer, its successors and assigns, and the Buyer will purchase and receive, all right, title, and interest of the Seller in and to the Purchased Rights and all indebtedness owed to the Seller evidenced thereby and all of the Seller's right to receive any distributions of cash, securities, obligations or other property of any kind in respect of the Purchased Rights and thereupon the Buyer will perform in accordance with their terms the Assumed Liabilities, except as such performance may be prohibited or excused by Law (as hereafter defined). "ASSUMED LIABILITIES" means all claims, costs, expenses (including reasonable attorneys' and other professionals' and experts' fees and expenses (including allocated costs and expenses of internal attorneys, professionals and experts)), losses, judgments, settlements, damages, taxes, commitments, liabilities and obligations (collectively, "CLAIMS") of the Seller of any kind or nature, accrued or contingent, now existing or hereafter arising from or related to any of the Loans or the Loan Documents, excluding only the Excluded Liabilities (as hereafter defined), and expressly including any act or omission of the Seller or any of its agents or employees taken at the direction or deemed direction of the Buyer in accordance with paragraph 2(a) hereof, but only to the extent or as a consequence of such direction.

                 (b) The Purchased Rights do not include any Claim by a third party asserting any liability or damage relating to any Loan or Purchased Right which Claim is based on the actual or alleged act or omission (including any actual or alleged negligence or misconduct or any breach of contract) of the Seller or any of its agents or employees prior to the Closing Date, but excluding any act or omission of the Seller or any of its agents or employees taken at the direction or deemed direction of the Buyer in accordance with paragraph 2(a) hereof (the "EXCLUDED LIABILITIES").

                 (c) This sale (i) is, as of the Closing Date, intended to be a presently effective sale and assignment, (ii) is a sale without recourse to or warranty by the Seller of any kind whatsoever except as expressly provided in this Agreement and (iii) shall entitle the Buyer to collect and receive all payments or other distributions and to exercise and enforce all rights and remedies in respect of the Purchased Rights from and after the Closing Date.

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                 (d)    The aggregate purchase price paid to the Seller for the
Purchased Rights shall be (i) 107% of the principal balance of the Loans (net of the amount of participating interest in the Loans granted to third parties), which principal balance shall be determined by reference to the Loan Documents and the books and records maintained by the Seller with respect thereto, plus
(ii) the amount of all unpaid interest accrued on the principal balance of the Loans since the last scheduled interest payment dates applicable to the Loans, plus (iii) any amount payable by the Buyer pursuant to paragraph 4(b) hereof (collectively, the "PURCHASE PRICE"). As a condition to the effectiveness of this Agreement, the Buyer shall pay within one business day of the date hereof to the Seller a deposit to be credited toward the Purchase Price in the amount of $350,000 (the "Deposit").

                 (e) On the closing date, which shall occur by the fifth business day following the satisfaction of the conditions to closing specified in paragraphs 5 and 6 hereof, but in no event later than the latest of (i) March 15, 1995, (ii) April 15, 1995, if the HSR ACT Consent (as hereafter defined) is required but has not yet been obtained and (iii) such later date as the Seller and the Buyer shall agree in writing (the "CLOSING DATE") at the offices of the Seller at 13760 Noel Road, Dallas, Texas, the Buyer shall pay the Purchase Price less the amount of the Deposit by wire transfer to the account of the Seller at:

                          First National Bank of Chicago
                          One First National Plaza
                          Chicago, Illinois  60670
                          Account No. 5260213
                          ABA No. 071000013
                          Reference: A. DiMartino

                 (f) With respect to any Loan (i) with an outstanding principal balance as of the Closing Date in excess of $10,000,000 that is prepaid as a result of a third party refinancing during the six-month period following the Closing Date and (ii) in connection with which the Buyer has used its reasonable best efforts during such period to remain as the lender (each a "PREPAID LOAN"), an adjustment shall be made to the Purchase Price in an amount equal to 7% of the outstanding principal balance of such Prepaid Loan as of the Closing Date. The amount of the adjustment determined under this paragraph shall be paid by the Seller to the Buyer on the first business day that is six months after the Closing Date.

                 (g) The parties shall make the following post-closing adjustments to the Purchase Price:


                 (i) In the event that, within sixty days after the Closing Date, either party delivers to the other





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         party a written notice asserting that the amount of the aggregate principal balance of the Loans (which amount is used to calculate the Purchase Price) certified by the Buyer under paragraph 6(c)(xi) hereof was incorrect on the date thereof, along with a detailed summary of the facts and calculations supporting the assertion in such notice and a statement of the correct (in the notifying party's opinion) aggregate amount of the principal balance of the Loans as of the Closing Date, then within ten days after the receipt of such notice, the noticed party shall inform the notifying party whether the noticed party agrees with the assertion in the notice and the statement of the correct aggregate amount of the principal balance of the Loans. In the event that the parties agree, they shall make arrangements with one another for the prompt transfer of funds between themselves so as to adjust the Purchase Price based on the correct aggregate amount of the principal balance of the Loans as of the Closing Date. In the event that the parties disagree, they shall use their best efforts to negotiate in good faith a resolution to the disagreement. In the event that the parties thereafter cannot resolve their disagreement, each shall have its respective rights and remedies hereunder and under applicable Law.


                 (ii) Except as provided in subparagraph (i) above, in the event that any other amounts required to be paid or credited under this Agreement cannot be precisely determined and confirmed by the parties by the Closing Date, the parties shall make such determination promptly following the Closing Date and transfer such amounts as may be required hereunder.


         2.      Servicing of the Loans, Conduct of Business.

                 (a) From the date hereof until the Closing Date, the Seller shall service and administer the Loans in accordance with its current servicing standards and practices and the reasonable requests of the Buyer (which shall be made in writing), if any; provided, however, that the Seller shall be absolved of its obligation to maintain such standards or practices to the extent the Buyer so informs the Seller in writing. Further, without the prior written consent of the Buyer, the Seller shall not (i) except as required by law or by the terms of any of the Loan Documents, (A) release any collateral from the lien securing, or (B) compromise or settle any Claims of the Seller with respect to, any of the Loans, in each case which would have a material adverse effect on the rights of the Seller with respect to the Loans, (ii) initiate, complete or otherwise take any action with respect to a foreclosure of any of the collateral securing any of the Loans,





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except to the extent that, in the Seller's reasonable judgment, such actions are required as the result of actions taken prior to the date hereof, or (iii) sell or encumber or contract to sell or encumber any Loan, or any portion thereof or any interest therein, except in each case to the extent that the Seller has disclosed its undertaking of such action in writing to the Buyer prior to the date hereof; and provided, further, however, that, except for amendments, waivers or modifications (x) currently being negotiated or documented or (y) that, in the reasonable judgment of the Seller, do not have a material adverse effect on the rights of the Seller under the applicable Loan Documents, the Seller shall not amend, waive or modify the Loan Documents without the Buyer's prior written consent. SCHEDULE 2 hereto contains a list of all such future actions and pending amendments, waivers and modifications as of the date hereof. The Seller, as servicer, shall notify the Buyer in the event that, in the Seller's judgment, an action prohibited under clause (i),
(ii) or (iii) above should be taken to protect the value of any Loan or in the event that the Seller, as servicer, desires to obtain the Buyer's consent to any action taken or proposed to be taken by the Seller in connection with the servicing of the Loans. Within five days after the Buyer's receipt of the Seller's notification, the Buyer shall direct the Seller whether to take such action. If written direction is not received by the Seller by the later of (i) five days after the Buyer's receipt of the Seller's notification and (ii) five days after the Buyer's receipt of all information reasonably requested by the Buyer (which request shall be delivered to the Seller within five days after the Buyer's receipt of the Seller's notice) to enable it to make an informed decision thereon, the Buyer shall be deemed to have directed the Seller to take such action as the Seller, in its reasonable judgment, determines is appropriate (including, without limitation, no action). From and after the Closing Date, the Seller shall have no obligation for servicing the Loans, except to the extent otherwise provided herein or agreed in writing by the parties.

                 (b) Subject to the foregoing, from and after the date hereof and through the Closing Date, the Seller shall (i) conduct its business relationships with respect to any of the Purchased Rights, the Borrowers, prospective borrowers and the Seller's employees consistent with the current ordinary course of business practices and standards of the Seller, (ii) not terminate any of the Seller's employees engaged in connection with the servicing of the Loans, except for cause or to the extent the Seller reasonably deems such employees to be unnecessary for the servicing of the Loans, (iii) use reasonable efforts consistent with the Seller's business judgment to preserve intact the presently existing business responsible for the origination, retention and servicing of the Loans or the origination of loans, (iv) not make any loan or extend any line of credit (with respect to which a commitment to provide





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financing did not exist as of the date hereof) to any of the Borrowers or any other borrower of a type evidenced by the Loan Documents other than to the borrowers specified in SCHEDULE 3 hereto (the "EXCLUDED BORROWERS") without the Buyer's prior written consent, (v) not make any material changes to its lending, accounting, or tax practices or standards, except in accordance with generally accepted accounting principles or as required by Law, and (vi) not increase or agree to increase by more than 5% the compensation or benefits payable to its employees specified in SCHEDULE 4 hereto (the "DESIGNATED EMPLOYEES"), except as specified in such schedule, or make or agree to make any other changes in the terms of their employment, without the Buyer's prior written consent.


         3.      The Seller's Employees.

                 (a) The Buyer may, in its discretion, employ, as employees of the Buyer or any of its affiliates, with such employment to begin on or after the Closing Date, up to fifteen of the Designated Employees (the Designated Employees who are employed by the Buyer or any of its affiliates are hereafter referred to as the "ENGAGED EMPLOYEES") on terms acceptable to the Buyer and any such employee. The Engaged Employees shall receive credit for prior service with the Seller to the same extent recognized by the Seller's pension plan (as specified in SCHEDULE 4 hereto) for vesting and eligibility purposes under the Buyer's pension plan, if any, in effect from time to time, but not for accruing additional benefits thereunder. The Buyer shall have no liability or obligation under any employment, consulting or severance agreements established by the Seller. As between the Seller and the Buyer, the Seller shall be liable for all obligations to its employees, former employees, participants and their respective dependents and beneficiaries arising under any of the Seller's employee benefit plans, including, without limitation, any obligations for salary, bonuses, vacation, pensions, options, retirement and disability or other benefits or payments, or severance under any plan, policy or contract of the Seller, for all such persons, whether an Engaged Employee or otherwise, except with regard to such benefits or obligations of the Buyer or its affiliates to Engaged Employees accruing after the commencement of their employment with the Buyer or one of its affiliates. The Seller shall be responsible for any notices and liabilities arising out of the Worker Adjustment and Retraining Notification Act or any similar state or local employment Law. The Buyer shall have no obligation to hire any employees of the Seller and shall have no liability to the Seller for failure to do so.

                 (b) Neither the Seller nor the Buyer shall, for a period of one year after the Closing Date, solicit for employment or otherwise invite employment applications from any employee of the other party hereto as of the Closing Date, except that (i)





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the Buyer may solicit for employment the Designated Employees and (ii) either party may solicit employees of the other party who, at the time of such solicitation, are no longer employed by such other party. The foregoing shall not limit or restrict the Buyer's right to confer with the Seller's employees while conducting its due diligence review, as described in paragraph 6(a) hereof, or to contact certain of the Seller's employees, as designated by the Seller in writing, following the Closing Date, in connection with the Seller's agreement under paragraph 12 hereof.

                 (c) The Buyer shall be entitled, during its due diligence review, as described in paragraph 6(a) hereof, to review the personnel files of an employee of the Seller if, and only if, (i) the employee is a Designated Employee, (ii) the employee consents in writing (the "CONSENT") to the review of the employee's personnel file by the Buyer, and (iii) the employee waives in writing (the "WAIVER") any Claim that such employee may have against the Seller under any Law relating, in any way, to the review of such employee's personnel file by the Buyer. Each of the Consent and the Waiver shall be in form and substance satisfactory to the Seller and the Buyer. Upon confirmation by the Buyer that the condition specified in paragraph 6(b) hereof has been satisfied, the Buyer shall be permitted at reasonable times and upon reasonable notice to the Seller to conduct further employment interviews with Designated Employees at the Buyer's Dallas office or other locations approved by the Seller.


         4.      No Competition.

                 (a) Neither the Seller nor any of its present or future affiliates shall, for a period of two years beginning on the Closing Date, make any loans, or otherwise provide financing of the type evidenced by the Loan Documents, to any person or entity who or which as of the Closing Date is a borrower (i) under any of the Loan Documents (collectively, the "BORROWERS") other than the Excluded Borrowers, or (ii) of the Buyer's Rediscount Group (collectively, the "BUYER'S BORROWERS"). The Buyer shall provide the Seller with a list of the Buyer's Borrowers before the Closing Date. In the event that a court of competent jurisdiction finds any provision of paragraph 3(b) or this paragraph to be unenforceable, the provision shall be deemed to be conformed to the maximum period and scope permitted by applicable Law.

                 (b) Until the Closing Date, the Buyer shall neither solicit any Borrower with respect to the extension of credit nor make or offer to make any loan or otherwise provide any financing of a type evidenced by the Loan Documents to any Borrower, except with respect to the Buyer's loan proposal to C. L. Thaxton & Sons, Inc. In the event the Buyer makes a loan to C. L. Thaxton & Sons, Inc. by the Closing Date, the Buyer





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shall pay to the Seller, as a component of the Purchase Price, an amount equal to 7% of the outstanding principal amount of such loan as of the Closing Date.


         5. Conditions Precedent to the Seller's Obligations. The obligation of the Seller to sell and assign the Purchased Rights by the Closing Date shall be subject to the following conditions:

                 (a) The Buyer shall have delivered to the Seller each of the following, in form and substance satisfactory to the Seller;


                 (i) a certified copy of the resolutions of the board of directors of the Buyer approving this Agreement and authorizing the Buyer to execute and deliver this Agreement and the documents and instruments contemplated hereby and to perform the Buyer's obligations hereunder and thereunder together with a certificate of incumbency, a certificate of good standing and other evidence of corporate or regulatory authority as the Seller or its counsel may reasonably request;


                 (ii) copies of all documents evidencing other corporate action and governmental consents or approvals, or notifications to or filings with any court or governmental agency, if any, that are required with respect to this Agreement or the transactions contemplated hereby including, without limitation, any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), except that the Buyer may omit any confidential materials from such copies furnished to the Seller contained in such filings; and


                 (iii) a certificate of the Buyer reaffirming as of the Closing Date its representations and warranties made herein, as if such representations and warranties were made as of the Closing Date;

                 (b) the Seller shall have received the amount due to the Seller under paragraph 1 hereof;

                 (c) the Buyer shall not have materially breached any covenants hereunder required to be performed by it through the Closing Date; and

                 (d) the parties shall have obtained any consent required pursuant to the HSR Act (the "HSR ACT CONSENT"), or any waiting period imposed thereby shall have expired, and no stop order or similar injunction directing that the transaction not





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proceed shall have been entered or asserted by any governmental entity, court or arbitrator of competent jurisdiction.


         6. Conditions Precedent to the Buyer's Obligations. The obligation of the Buyer to purchase the Purchased Rights by the Closing Date shall be subject to the following conditions:

                 (a) the Buyer and its auditors and other agents shall have been given access for up to five consecutive days (of which no more than three shall be business days) at the premises of the Seller to complete due diligence, including, without limitation, (i) interviewing the Designated Employees, (ii) subject to the prior delivery of the Consents and the Waivers to the Seller, reviewing the employee personnel files of such employees, (iii) reviewing the Loan Documents and related books, records, and correspondence and (iv) reviewing and analyzing the Purchased Rights;

                 (b) the results of the due diligence referred to in subparagraph (a) above shall not, in the reasonable judgment of the Buyer, differ materially and adversely from the information regarding the Purchased Rights provided to the Buyer on or before the date hereof which results shall be deemed not to differ materially and adversely unless the Buyer has notified the Seller to the contrary within seven days of the first date on which the Buyer has had access to the Seller's premises to conduct due diligence;

                 (c) the Seller shall have delivered to the Buyer each of the following, in form and substance satisfactory to the Buyer:


                 (i) to the extent in the possession of the Seller, originals or copies of each of the Loan Documents (other than the notes referred to in the following clause) and, except for privileged or confidential documents reasonably designated by the Seller and specified in SCHEDULE 5 hereto which schedule shall contain a description of the item withheld, the names of the author and any addressee, the date thereof, and a description thereof to enable the Buyer to assess the claim of privilege or confidentiality but which does not reveal information that is itself privileged or confidential, supporting business files (including computerized records and environmental reports and similar materials) concerning the Loans;


                 (ii) either the original notes as defined or referred to in the Loan Documents, endorsed to the Buyer without warranty or recourse (except as expressly provided herein) or, where such notes are not in the





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         possession of the Seller, lost note affidavits in the form of EXHIBIT A hereto;


                (iii) Notices of Assignment relating to each of the loans included in the Purchased Rights, in the form of EXHIBIT B hereto (prepared by the Buyer and acceptable to the Seller), duly executed by the Seller;


                (iv) copies of the most recent tax, judgment and Uniform Commercial Code search reports obtained by the Seller with respect to the Borrowers and copies of all UCC-1 financing statements naming the Seller as secured party, and all related continuation, assignment, release and termination statements, filed with respect to the Purchased Rights, in each case to the extent such reports and statements are in the possession of the Seller;


                (v) executed UCC-3 statements assigning the Seller's security interests (prepared by the Buyer and acceptable to the Seller) plus a limited power of attorney in the form of EXHIBIT C hereto, authorizing the Buyer to execute additional UCC statements as may be required in connection with the Loans and the transactions contemplated hereby;


                (vi) a certificate of the Seller reaffirming as of the Closing Date its representations and warranties made herein, as if such representations and warranties were made as of the Closing Date;


                (vii) a duly executed bill of sale conveying all of the Seller's right, title and interest in and to the filing cabinets and other furniture containing any of the Loan Documents or the supporting business records;


                (viii) all items of collateral securing any of the Loans in the Seller's possession, with, as appropriate, endorsements in blank, assignments and other documents required to transfer the Seller's interest in such collateral to the Buyer or the Buyer's permitted designee;


                (ix) a certificate of the Secretary or Assistant Secretary of the Seller certifying (A) that such individual is the duly elected, qualified and acting Secretary or Assistant Secretary of the Seller and has the custody of the corporate records and minutes of the Seller, (B) the name of the person who has been properly designated, elected and assigned to the corporate office of the Seller indicated in such certificate, that such person holds such office as of





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         the date of the certificate and that the specimen signature appearing beside the name of such officer is the true and correct signature of such officer, and (C) that (I) the Seller is authorized to execute, deliver and perform its obligations under this Agreement and (II) the officer specified in such certificate is authorized to execute on behalf of the Seller this Agreement and any and all ancillary and supporting documents related to this Agreement;


                (x) copies of all documents evidencing other corporate action and governmental consents or approvals, or notifications to or filings with any court or governmental agency, if any, that are required with respect to this Agreement or the transactions contemplated hereby;


                (xi) a certificate of a duly authorized officer of the Seller certifying to the Seller's knowledge after due inquiry, including a diligent search of the Seller's records relating to the Purchased Rights (hereafter referred to as "DUE INQUIRY"), the aggregate amount of the principal balance of the Loans, and that such amount was the amount used to calculate the Purchase Price under paragraph 1(d)(i) hereof; and


                (xii) Schedules 1 through 13 hereto, which shall be in form and substance satisfactory to the Buyer in its sole and absolute discretion.

                 (d) from the date hereof through the Closing Date, no events shall have occurred, and no facts or circumstances shall have arisen or been discovered by the Seller or the Buyer, which would have a material adverse effect on the Purchased Rights and the Seller shall have represented that, to its knowledge after Due Inquiry, no such event has occurred and no such facts or circumstances have arisen;

                 (e) except as specified in SCHEDULE 6 hereto, from the date hereof through the Closing Date, the Seller shall not have consented to or become aware of any change in the identity of any of the Borrowers;

                 (f) from the date hereof through the Closing Date, the Seller shall (i) have conducted its business relationships with respect to any of the Purchased Rights and the Borrowers consistent with its current ordinary course of business practices and standards and (ii) not have made any changes to its lending, accounting or tax practices or standards, except in accordance with generally accepted accounting principles or as required by Law;





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
                 (g) from the date hereof through the Closing Date, the Seller shall not have terminated its commitment to provide financing under any of the Loan Documents;

                 (h) the parties shall have obtained the HSR Act Consent or any waiting period imposed thereby shall have expired, and no stop order or similar injunction directing that the transaction not proceed shall have been entered or asserted by any governmental entity, court or arbitrator of competent jurisdiction; and

                 (i) the Seller shall not have materially breached any covenants hereunder required to be performed by it through the Closing Date.


         7. Not an Extension of Credit. This Agreement constitutes a sale of one hundred (100%) percent of the ownership interest of the Seller in the Purchased Rights and shall in no way be construed as an extension of credit by the Buyer to the Seller.

         8. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer and its successors and permitted assigns that:

                 (a) the Seller is the sole legal, record and beneficial owner of the Purchased Rights, free and clear of all liens, claims, interests, contractual subordinations and encumbrances of any kind (collectively, "LIENS") and has made no prior assignment, pledge, or other disposition of the Purchased Rights to any person or entity, in whole or in part, except in each case as specified in SCHEDULE 7 hereto;

                 (b) the Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware with the requisite power and authority to execute, deliver and perform its obligations under this Agreement, to consummate the transactions contemplated herein, and to own the Purchased Rights and to conduct its business as it is now being conducted;

                 (c) the Seller is duly qualified or otherwise authorized as a foreign corporation to conduct the business conducted by it and is in good standing in each jurisdiction in which qualification or authorization to conduct its business is required under applicable Law, except jurisdictions where the failure to be so qualified would not be expected to have a material adverse effect on the Purchased Rights;

                 (d) the execution, delivery and consummation by the Seller of this Agreement have been duly authorized by all necessary action on the part of the Seller and do not and will





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
not (i) require any consent or approval of any affiliates, subsidiaries, participants or stockholders of the Seller or of any Borrower, except as has been obtained or will have been obtained by the Closing Date, (ii) violate any material provision of the charter or by-laws of the Seller or any law, rule, regulation, order, judgment, injunction, decree, determination or award (collectively, "LAWS") presently in effect having applicability to the Seller or (iii) result in a material breach or constitute a material default under any indenture or loan or credit agreement or other material agreement or instrument to which the Seller is a party (including the Loan Documents) or by which it is bound or result in the creation of any Lien on the Purchased Rights;

                 (e) no authorizations, consents or approvals from, or notifications to or filings with, any court, governmental agency or other person or entity are or will be necessary to the valid execution, delivery or performance by the Seller of this Agreement, including, without limitation, any Bulk Sales Act or similar notice requirements except for the HSR Act Consent;

                 (f) this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, reorganization, receivership, insolvency or similar laws affecting the enforcement of creditors' rights generally and by principles of equity and commercial reasonableness regardless of whether considered in a proceeding in equity or at law;

                 (g) the documents specified in SCHEDULE 1 hereto constitute the only material documents which evidence the Loans and the Purchased Rights, and, except as specified in SCHEDULE 8 hereto, there are no other documents or, to the Seller's knowledge after discussions with current employees, verbal agreements which would materially and adversely affect the Purchased Rights or materially modify the Loans or the Loan Documents;

                 (h) except as specified in SCHEDULE 9 hereto, none of the Loans or the Loan Documents have been amended or modified since December 1, 1994;

                 (i) (A) each of the Loan Documents is legal, valid and binding and enforceable in accordance with its terms with respect to the Seller as lender and (B) to the Seller's knowledge, each of the Loan Documents is legal, valid and enforceable in accordance with its terms with respect to the Borrowers and the other loan parties, in each case, except as enforcement may be limited by bankruptcy, insolvency, moratorium, arrangement or other similar laws of general application applying to creditors, or to principles of equity or commercial reasonableness, regardless of whether enforcement is sought in a proceeding at law or in equity;

                 (j) except as specified in SCHEDULE 10 hereto, to the Seller's knowledge, the collateral securing the Loans is located where it is purported by the Borrowers to be located under the Loan Documents;

                 (k) to the Seller's knowledge, upon the execution and delivery of this Agreement, the Seller will have conveyed to the Buyer a security interest in all of the collateral securing or purported to secure the Loans;

                 (l) to the Seller's knowledge, there are no pending or threatened proceedings or Claims under Laws relating to the environment or hazardous waste that affect any collateral securing the Loans;

                 (m) the Seller is a sophisticated seller with respect to the Purchased Rights and has adequate information concerning the business and financial condition of the Borrowers to make an informed decision regarding the sale of the Purchased Rights, and has independently, and without reliance upon the Buyer, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the representations and warranties of the Buyer contained in this Agreement;

                 (n) without implying characterization of the Purchased Rights hereunder as a "security" within the meaning of any applicable securities laws, no offer to sell or solicitation of any offer to buy the Purchased Rights has been made by the Seller in a manner which would violate the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the offer, sale and transfer of the Purchased Rights to the Buyer in accordance with the provisions of this Agreement do not require registration under any Federal or state securities law;

                 (o) except as specified in SCHEDULE 11 hereto, to the Seller's knowledge, there are no payment defaults or other defaults which would or could reasonably be expected to, individually or in the aggregate, materially and adversely affect any of the Loans or the Purchased Rights;

                 (p) all Loans made by the Seller since December 1, 1994 were made in conformity with its lending practices and in its ordinary course of business as in effect as of such date;

                 (q) except as specified in SCHEDULE 12 hereto, no action, suit, investigation, claim, litigation or proceeding is pending or, to the Seller's knowledge, threatened, which involves any claim asserted by any Borrower against the Seller with respect to a Loan;

                 (r) except as specified in SCHEDULE 13 hereto, there are no outstanding commitments to make a loan similar to the Loans presently in effect or likely to be issued by the CRG prior to the Closing Date other than commitments to the Excluded Borrowers;

                 (s) to the Seller's knowledge after Due Inquiry, the UCC financing and other statements to be delivered by the Seller on the Closing Date under paragraph 6(c)(iv) hereof are all the UCC financing and related statements filed or in the process of being filed by or on behalf of the Seller or any prior lender in connection with the Loans other than expired or superseded statements;

                 (t) SCHEDULE 4 hereto contains a complete and accurate list of each Designated Employee's date of hire, the number of years of service of such employee for purposes of the Seller's pension plan, whether such employee held continuous service for the Seller's pension plan calculation purposes, and such employee's current salary and 1994 bonus, if any;

                 (u) except as specified in SCHEDULE 4 hereto, the Seller has not granted any increases in salary or overall compensation to any Designated Employee in excess of 5% of such employee's previous level within one year preceding the Closing Date; and

                 (v) no broker, finder, investment banker or other person or entity is entitled, based on arrangements made by or on behalf of the Seller, to any brokerage, finder, origination or other similar fee or commission in connection with the transactions contemplated hereby or with respect to the Loans.


         9.      Representations and Warranties of the Buyer. The
Buyerrepresents and warrants to the Seller and its successors and permitted assigns that:

                 (a) the Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated herein;

                 (b) the execution, delivery and consummation by the Buyer of this Agreement have been duly authorized by all necessary action on the part of the Buyer and do not and will not

(i) require any consent or approval of any affiliates, subsidiaries, parent or stockholders of the Buyer, except as has been obtained or will have been obtained by the Closing Date, (ii) violate any material provisions of any Laws presently in effect having applicability to the Buyer or (iii) result in a material breach or constitute a material default under any indenture or loan or credit agreement or other material agreement or instrument to which the Buyer is a party or by which it is bound;

                 (c) no authorizations, consents or approvals from, or notifications to or filings with, any court, governmental agency or other person or entity are or will be necessary to the valid execution, delivery or performance by the Buyer of this Agreement except for the HSR Act Consent;

                 (d) this Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as may be limited by bankruptcy, reorganization, receivership, insolvency or similar laws affecting the enforcement of creditors' rights generally and by principles of equity and commercial reasonableness regardless of whether considered in a proceeding in equity or at law;

                 (e) the Buyer (i) has such knowledge and experience in financial matters that it is capable of evaluating and has sufficient information to evaluate the merits and risks of the purchase of the Purchased Rights, (ii) is knowledgeable concerning the rights and remedies of a lender under a credit facility, (iii) shall purchase the Purchased Rights on the basis of its own independent investigation, evaluation, and credit determination and the representations, warranties and covenants of the Seller contained herein,
(iv) except as expressly set forth in paragraph 8 hereof and the documents and certificates delivered by the Seller in connection herewith, has not sought, received, or relied upon any verbal or written representation or warranty or information or statements from the Seller regarding or relating to the parties to the Loan Documents, their businesses, operations, or future prospects, or the consideration that might be paid or distributed in respect of the Loan Documents, and (v) is aware that the Purchase Price may differ from the amount ultimately received by the Buyer on account of the Purchased Rights;

                 (f) the Buyer is an "accredited investor" within the meaning of Section 2(15) of the Securities Act of 1933; without implying characterization of the Purchased Rights hereunder as a "security" within the meaning of any applicable securities laws, the Buyer is not purchasing the Purchased Rights with a view to resale or distribution in a manner that would violate applicable securities laws; and

                 (g) no broker, finder, investment banker or other person or entity is entitled, based on arrangements made by or on behalf of the Buyer, to any brokerage, finder, origination or other similar fee or commission in connection with the transactions contemplated hereby or with respect to the Loans other than arrangements for which the Buyer is solely responsible and hereby indemnifies the Seller.


         10. Subsequent Payment or Distribution. In the event tSeller shall receive or obtain any payment or distribution with respect to the Purchased Rights after the Closing Date, including cash, securities, obligations, or other property of any kind, the Seller shall accept and hold such payment or distribution in trust on behalf of the Buyer and for the benefit of the Buyer as the Buyer's agent and to deliver the same forthwith to the Buyer in the same form received, with the endorsement, when necessary or appropriate (which endorsement shall not thereby render the Seller liable as an accommodation party under Section 3-414 of the Uniform Commercial Code or otherwise), of the Seller. In the event the Seller shall receive any documents, instruments, notices, or correspondence relating to the Purchased Rights after the Closing Date, the Seller shall promptly forward such materials to the Buyer at its address specified below.

         11.     Confidentiality.

                 (a) The Buyer and the Seller will hold, and will cause each of their respective directors, officers, employees, agents, counsel and other representatives (each, a "RELATED PARTY" and collectively, the "RELATED PARTIES") to hold, in strict confidence, unless compelled to disclose by Law, all documents and information (oral or written) concerning the other party, the Loans or the transactions contemplated hereby furnished or disclosed by such other party or its Related Parties in connection with the transactions contemplated by this Agreement (except to the extent that such information (i) is or becomes generally available to the public other than as a result of a breach of this paragraph or (ii) is or becomes available on a non-confidential basis from a source other than the other party or its Related Parties provided that such source was not known by the party receiving such information after due inquiry, to be prohibited from disclosing such information under a contractual or other legal obligation), and each party will use such information solely for the purpose of evaluating or consummating the transactions contemplated hereby and not release or disclose such information to any other person, except its officers, directors, employees, agents, counsel or other representatives who need to know such information in connection with this Agreement and evaluating the transactions contemplated hereby, all of whom shall be informed of the confidential nature of such information and directed to treat it confidentially, and who shall agree to be bound by the terms of this paragraph, except that such restrictions shall not apply to the Buyer with respect to the disclosure of its ownership of the Purchased Rights or engagement of the Engaged Employees and the use of such information in connection therewith from and after the Closing Date. Unless and until the transactions contemplated by this Agreement are consummated, such confidence shall be maintained to the extent required above, and such information shall not be used to the detriment of the other party. If the transactions contemplated by this Agreement are not consummated by the Closing Date, all information subject to this paragraph 11 (including, without limitation, all documents, memoranda, computer files, notes and other writings and all copies thereof) shall be returned to the other party immediately upon the request of the other party or shall be destroyed and certified to have been so destroyed. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                 (b) In the event that the Buyer, the Seller or their respective Related Parties are requested, or become legally compelled, to disclose any of the information subject to the restrictions hereunder, such party shall provide the other party with prompt notice before such information is disclosed so that the other party may seek a protective order or other appropriate remedy or waive compliance with the terms of this paragraph 11. In the event that such protective order or other remedy is not obtained or that such party, in its sole discretion, waives any provisions of this paragraph, the party required or requested to disclose such information shall exercise reasonable efforts to obtain reasonable assurance that confidential treatment shall be accorded such information and furnish only that portion of the information which it is advised by counsel to be legally required.

                 (c) No publication, press release or public announcement of any nature shall be issued pertaining to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto (which shall not be unreasonably withheld) or except as required by Law or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release or make such announcement shall use reasonable efforts to consult with the other party before issuing any such publication or press release.

                 (d) If either party hereto decides not to proceed with the transactions contemplated by this Agreement, it shall promptly notify the other party and at any time thereafter it shall, upon such other party's request, promptly deliver to such other party all copies of all written material constituting information subject to this paragraph 11 and destroy all documents, memoranda, computer files, notes and other writings whatsoever prepared by it or its Related Parties based on, or containing, any such information, whereupon it shall promptly advise the other party in writing that such destruction has been completed.

                 (e) The Buyer and the Seller acknowledge that any breach or threatened breach of this paragraph 11 by a party or its Related Parties will cause irreparable injury to the other party and remedies at law may be inadequate to protect them against any actual or threatened breach of this Agreement by a party or its Related Parties, and, without prejudice to any other rights and remedies otherwise available to a party, each agrees to the granting of equitable relief, including injunctive relief and specific performance, in the other party's favor without proof of actual damages, and each party further agrees to waive, and to use its best efforts to cause its Related Parties to waive, any requirement for the securing or posting of any bond in connection with such remedy. In the event of litigation relating to this paragraph 11, if a court of competent jurisdiction determines in a final, nonappealable judgment or order that this paragraph 11 has been breached by a party or by its Related Parties, then it will additionally reimburse the other party and its Related Parties for their costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with all such litigation.


         12. Further Assurances. From and after the date hereparties shall use reasonable efforts to satisfy promptly the conditions to closing to be satisfied by each of them. Upon confirmation by the Buyer that the condition specified in paragraph 6(b) hereof has been satisfied, a representative of the Buyer shall be permitted access to the premises of the Seller for up to three one-half days per week during normal business hours up to and including the Closing Date to observe the business and operations of the CRG and to discuss the same with a representative of the Seller knowledgeable of such business and operations. From and after the Closing Date, the Seller shall execute and deliver all such documents and any items of collateral securing the Loans in its possession and take all such further actions as the Buyer may reasonably deem necessary, from time to time, to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby. Without limiting the foregoing, this covenant includes providing written factual information regarding the history of the Loans and the Purchased Rights. The Seller shall not destroy any Loan-related records not furnished to the Buyer hereunder, including tax and accounting records, except in conformity with the Seller's record retention policy.

         13. Notices. All notices between the parties pursuant Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested),
(b) when delivered, if delivered personally or by telecopier transmission with a copy sent by overnight courier or (c) on the next business day, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses:

                 If to the Seller:

                 Transamerica Business Credit Corporation
                 Lender Finance Division
                 225 North Michigan Avenue, Suite 2100
                 Chicago, Illinois  60601
                 Attention:  Legal Department
                 Telecopier:  (312) 329-6737
                 Telephone: (312) 329-6500

                 If to the Buyer:

                 FINOVA Capital Corporation
                 1850 N. Central Avenue, Suite 1159
                 P.O. Box 2209
                 Phoenix, Arizona  85002-2209
                 Attention:  Senior Vice President - General Counsel
                 Telecopier:  (602) 207-4099
                 Telephone: (602) 207-4900

The parties may designate from time to time by notice delivered in accordance with this paragraph other and additional places to which notices shall be sent.

         14.     Miscellaneous.

                 (a) This Agreement and the exhibits and schedules hereto constitute the complete agreement of the parties hereto with respect to the subject matter hereof and supersede all verbal or written prior or contemporaneous negotiations, promises, covenants, agreements, or representations. This Agreement cannot be amended, modified, or supplemented except by an instrument in writing executed by the parties hereto. No waiver of any provision of this Agreement, or consent to any departure by the Seller or the Buyer therefrom, shall be effective unless it is in writing and signed by the party to be charged thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of either party to exercise, and no delay in exercising, any right hereunder or under any related document shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

                 (b) The terms of this Agreement shall be binding upon and shall inure to the benefit of the Seller and the Buyer, and their respective successors and assigns. All representations and warranties made herein shall survive the consummation of the transactions contemplated herein. This Agreement may be executed in counterparts each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement may be executed and delivered by telecopier and shall be effective upon receipt of the respective counterparts sent by such method. Notwithstanding the above, the Seller and the Buyer shall not, without the other party's prior written consent, assign their rights or delegate the performance of their obligations hereunder, except to their respective affiliates in which case the assignor shall continue to be bound by all of its obligations hereunder. Nothing herein shall restrict the Buyer's rights to sell, assign or otherwise dispose of after the Closing Date any of the Loans or any of the other Purchased Rights.

                 (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law).

                 (d) Paragraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 (e) Each of the Seller and the Buyer shall be responsible for any and all costs and expenses (including attorneys' fees and expenses) paid or incurred by it in connection with the preparation and execution of this Agreement and in connection with the transactions contemplated hereby, except as provided herein to the contrary.


         15.     Termination; HSR Act Consent.

                 (a) This Agreement may be terminated and abandoned at any time prior to the closing hereof:


                         (i)    by the mutual written consent of the Seller and
the Buyer;


                         (ii)   by either the Seller or the Buyer,  (A)(I) by
March 15, 1995, if the HSR Act Consent has been obtained by such date or neither party has given the notice specified in paragraph 15(b) hereof or (II) April 15, 1995, if the HSR Act Consent is required but has not been obtained and the terminating party has complied with all of its filing and reporting obligations with respect thereto and (B) the terminating party has performed or tendered performance of all of the conditions applicable to it under paragraph 5 or 6 hereof, as the case may be;


                         (iii)  by either the Seller or the Buyer in the event
any court of competent jurisdiction or other federal, state or local governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable after the affected party or parties have made all reasonable efforts to contest and appeal the issuance of such order, decree, ruling or other action; and


                         (iv)   the Buyer or the Seller if (A) the other party
shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with by such other party at or prior to such date of termination within five business days following receipt by the noncomplying party of written notice of such failure to comply or
(B) any representation or warranty of the other party shall not be true in all material respects when made or at the time of termination (provided such breach has not been cured within five business days following receipt by the breaching party of written notice of the breach).

                 (b) If the Buyer or the Seller believes that the HSR Consent is required, it shall so notify the other party in writing within three business days of the date hereof, whereupon the parties shall make all filings and provide all information required to obtain such consent within ten days of the date hereof and thereafter promptly take all actions necessary to obtain such consent.

                 (c) In the event of any termination and abandonment of this Agreement pursuant to this paragraph 15, the terminating party shall promptly give written notice thereof to the other party and this Agreement shall forthwith become void and have no effect, and neither party to this Agreement will have any liability to the other hereunder, except with respect to any breach of any provisions of this Agreement and as provided in subparagraph (d) hereof. Notwithstanding the foregoing, the provisions of paragraphs 11 and 16 hereof shall survive the termination and abandonment of this Agreement.

                 (d) The Deposit shall be (i) returned to the Buyer in the event of a termination and abandonment of this Agreement by the Buyer in accordance with paragraph 15(a) hereof and (ii) retained by the Seller in the event of a termination and abandonment of this Agreement by the Seller in accordance with paragraph 15(a)(iv) hereof.


         16.     Indemnification.

                 (a) The Seller shall indemnify, defend and hold the Buyer (including the Buyer's affiliates, successors and assigns and their respective directors, officers, employees (including the Engaged Employees), shareholders, counsel, and other representatives) harmless from and against and in respect of:
(i) any and all Claims that it may suffer, sustain, incur or become subject to, arising out of, in connection with or due to any material breach of a representation or warranty of the Seller contained in this Agreement without regard to whether any such action or inaction giving rise to such Claim is initiated prior to or after the Closing Date, (ii) all Claims with respect to any material breach of a covenant of the Seller contained in this Agreement, and
(iii) all Claims directly relating to the Excluded Liabilities, provided that the Seller shall not be liable under clause (i) or (ii) for Claims that are each in an amount less than $25,000 or $100,000 in the aggregate.

                 (b) The Buyer shall indemnify, defend and hold the Seller (including the Seller's affiliates, successors and assigns and their respective directors, officers, employees, shareholders, counsel, and other representatives) harmless from and against and in respect of: (i) any and all Claims that it may suffer, sustain, incur or become subject to, arising out of, in connection with or due to any material breach of a representation or warranty of the Buyer contained in this Agreement without regard to whether any such action or inaction giving rise to a Claim is initiated prior to or after the Closing Date, (ii) all Claims with respect to a material breach of a covenant of the Buyer contained in this Agreement, and (iii) all Claims directly relating to the Assumed Liabilities other than those resulting from the Seller's breaches of the representations, warranties and covenants made by it hereunder, provided that the Buyer shall not be liable under clause (i) or (ii) for Claims that are each in an amount less than $25,000 or $100,000 in the aggregate.

                 (c) Except as provided in paragraph 16(d), if there occurs an event which a party asserts is an indemnifiable event pursuant to this paragraph 16, including any action or proceeding commenced by a third party, the Buyer or, as the case may be, the Seller (each an "INDEMNIFIED PARTY") shall notify the other party obligated to provide indemnification (the "INDEMNIFYING PARTY") promptly, provided, that the failure to give prompt notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure actually prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, if permitted by the Indemnified Party, to assume the defense thereof, at its sole cost and expense, with counsel reasonably satisfactory to the Indemnified Party (provided that the Indemnifying Party first agrees in writing to pay the full amount of indemnification with respect to such action to the Indemnified Party). After notice from the Indemnifying Party to the Indemnified Party of such election so to assume the defense thereof, the Indemnified Party shall have the right to retain its own separate counsel, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party shall have agreed in writing to the contrary, (ii) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party, or (iii) the named party in any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel could be inappropriate due to actual or potential differing interests between them. In any matter described above where the Indemnified Party has obtained counsel to represent it in addition to counsel obtained by the Indemnifying Party, counsel selected by the Indemnifying Party shall be required to cooperate fully with counsel selected by the Indemnified Party in such matter. So long as the Indemnifying Party is defending in good faith any claim for which indemnification is sought, the Indemnifying Party shall not be liable for any claim settled without its consent, which consent shall not be unreasonably withheld.

                 (d)    (i)       In the event of a Claim by a third person
relating to the Purchased Rights which Claim has arisen from facts occurring both before and after the Closing Date, which Claim could reasonably be likely to relate directly to the Excluded Liabilities, the Buyer shall give the Seller prompt written notice of such Claim (whether such Claim involves the commencement of an action or proceeding, a counterclaim or otherwise) and the Buyer shall have the right to conduct the defense of such Claim; provided, however, that the failure to provide prompt notice as provided herein will not relieve the Seller of its obligation hereunder except to the extent that such failure actually prejudices the Seller. The defense of such Claim relating to events prior to the Closing Date or to the Excluded Liabilities shall be at the sole cost and expense of the Seller. The Buyer shall have the right to participate in the defense of any such Claim and to retain its own separate counsel with respect thereto (and to assume the defense of any such Claim in the event that the Seller has failed within a reasonable time to retain counsel reasonably satisfactory to the Buyer), but the fees and expenses of such counsel shall be borne by the Indemnifying Party. In any matter described above where the Buyer has obtained counsel to represent it in addition to counsel obtained by the Seller, counsel selected by the Seller shall be required to cooperate fully with counsel selected by the Buyer.

                 (ii) In the event of a Claim referred to in the first sentence of paragraph 16(d) hereof, the Buyer and the Seller promptly shall negotiate in good faith their respective shares of the cost and expense of such resulting liability or settlement based on the extent to which the liability or settlement relates directly to the Excluded Liabilities. No such settlement shall be effected by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Neither the Seller nor the Buyer shall be entitled to call into question the validity of any finding by the relevant court or other forum of competent jurisdiction as a defense to the sharing of any such liability.


         17. Seller's Default. In the event the Seller materially ba representation, warranty or covenant hereunder, then the Buyer may avail itself of any legal or equitable rights that the Buyer may have under this Agreement with respect to the Seller, except the Buyer shall have no right to incidental or consequential damages or to any award for lost profits. Notwithstanding anything herein contained to the contrary, in no event shall the Seller have any liability hereunder or at law or in equity in excess of the Purchase Price, paid to and retained by the Seller, except that these limitations shall not apply to any liability of the Seller arising out of or relating to the Excluded Liabilities.

         18. Waiver of Trial by Jury. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THAT EITHER PARTY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

       19. Severability. Any provision of this Agreement invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         20. No Third Party Beneficiaries. Except for paragraph 16, which is intended to benefit and to be enforceable by any Indemnified Party, nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                 IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    TRANSAMERICA BUSINESS CREDIT CORPORATION


                                        /s/ STEVEN A. READ
                                    By:________________________________________
                                       Steven A. Read
                                       President


                                    FINOVA CAPITAL CORPORATION


                                        /s/ ROBERT E. RADWAY
                                    By:________________________________________
                                       Robert E. Radway
                                       Senior Vice President



                             [Schedules omitted.]